                                                            Exhibit 99.1

MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE

As of and for the year ended  October 31, 2005,  except as noted below,
Navistar  Financial  Corporation  (the  Servicer)  has  complied in all
material   respects  with  the  standards  for  the  servicing  of  the receivables  of the Navistar  Financial  Dealer Note Master Owner Trust
set  forth in the  following  sections  of the  Pooling  and  Servicing
Agreement  dated June 10, 2004 (the Servicing  Agreement),  as filed at
Exhibit 4.11 to Navistar  Financial  Dealer Note Master  Owner  Trust's
Form  8-K  dated  June  14,  2004,   insofar  as  they  relate  to  the
responsibilities   of  the  Servicer,   as  defined  in  the  Servicing
Agreement.

o  Section 3.02
o  Section 8.07
o  Article IV Sections 4.02, 4.03, 4.04, 4.05

The  Servicer  has  determined   that  the   activities   described  in
servicing  criterion  8.07,  are not applicable as the Servicer has not delegated any of its  responsibilities  to a sub-servicer as defined in the Servicing Agreement.

Section  4.02(a)(ii)  of  the  Servicing  Agreement  states  that  "net income  and  earnings  (less  investment  expense)  on funds on deposit shall be  included  in the  calculation  of  investment  income for the relevant  due  period."  For Series  2005-1,  there were two  instances identified  (February  2005 and July 2005)  where the  interest  income was not included in the calculation of investment income.

Date:  January 30, 2009         By:/s/ PAMELA J. TURBEVILLE
                                       Pamela J. Turbeville
                                       Chief Executive Officer
                                       (Principal Executive Officer and Director
                                       and Authorized Signatory for
                                       Navistar Financial Corporation)

Date:  January 30, 2009         By:/s/ BILL V. McMENAMIN
                                       Bill V. McMenamin
                                       Chief Financial Officer
                                       (Principal Financial Officer and
                                       Treasurer and Authorized Signatory for
                                       Navistar Financial Corporation)

Date:  January 30, 2009         By:/s/ DAVID L. DERFELT
                                       David L. Derfelt
                                       Vice President and Controller
                                       (Authorized Signatory for
                                       Navistar Financial Corporation)